Exhibit 31.3

CERTIFICATION

I, Todd Brooks, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the fiscal year ended December 31, 2020 of FalconStor Software, Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 23, 2021	By:	/s/ Todd Brooks
		Name:	Todd Brooks
		Title:	President and Chief Executive Officer (principal executive officer)